Exhibit 10.15

Employment contract
Contract for employment and information on conditions of employment

Date: 09-30-2014

Information about the employee

		Last Name Blom	First Name Anders
Mailing address Vaderkvarnsgatan 29 A
		Zipcode 75329	City UPPSALA
Administrator Annette Ljungmark	Telephone number 018-56 96 77	Telephone number 070-974 90 60	Personal Code Number 690721-7530	Employee number 1150

Position

Position/occupational designation Executive Vice President	Effective date 10-01-2014
Description of job responsibilities In accordance with position description

Work location

Address Oasmia Pharmaceutical AB Vallongatan 1, 75228, Uppsala	Telephone number 018-50 54 40

Employment status

Permanent employment equal to 50% of full time

Salary

Salary including the 2014 year’s salary revision is 63,038 SEK per month	Pay day: 25th

Working hours

☒ Part time, 20 hours per week

Vacation benefits        Resignation notice period

30 days	Six months if the resignation is initiated by Oasmia Pharmaceutical AB and three months if the resignation is initiated by the employee.

Fringe benefits

☒ See specific contract

Applicable collective agreement                                Handling of personally identifiable information

Oasmia does not have a signed collective agreement	Handling of personally identifiable information will only occur in the company’s human resource and salary system

Miscellaneous

Additional agreement in regard to trade secrets, confidentiality and competitive organization is prepared 10-01-2014 Other agreements, see Oasmia’s employee handbook

Signatures. Date: 09-30-2014                                          Signatures. Date:  09-30-2014

Employer (signature) Julian Aleksov Executive Director	Employee (signature) Anders Blom

Oasmia Pharmaceutical AB Vallongatan 1 75228 Uppsala

Telephone 018 - 50 54 40    Fax 18 51 08 73

info@oasmia.com  www.oasmia.com

Organization number 5563326676